PRESS RELEASE
FOR IMMEDIATE RELEASE
November 9, 2015

BLUE DOLPHIN ANNOUNCES APPOINTMENT OF RYAN A. BAILEY TO BOARD

Houston, November 9, 2015 / AccessWire / -- Blue Dolphin Energy Company (“Blue Dolphin”)(OTCQX:BDCO), an independent refiner and marketer of refined petroleum products in the Eagle Ford Shale, announced the appointment of Ryan A. Bailey, age 40, to Blue Dolphin’s Board of Directors (the “Board”) to fill an existing vacancy.  Mr. Bailey was also appointed to serve on the Board’s Audit Committee, Compensation Committee and Master Limited Partnership Conversion Special Committee.  He is considered an Audit Committee Financial Expert.

Since 2014, Mr. Bailey has served as Head of Investments at Children’s Health System of Texas.  From 2006 to 2014, he served as Investment Officer/Interim Chief Investment Officer at The Meadows Foundation.  He serves as an advisor and mentor to Texas Wall Street Women and the Chartered Alternative Investment Analysis Association (Dallas Chapter), both non-profit member organizations.  Mr. Bailey earned a Bachelor of Arts in Economics from Yale University and completed a graduate course in tax planning from the Yale School of Management.  He holds professional credentialing as a Chartered Financial Analysist (CFA), Financial Risk Manager (FRM), Chartered Alternative Investment Analyst (CAIA) and Chartered Market Technician (CMT).

About Blue Dolphin
Blue Dolphin Energy Company (OTCQX: BDCO) is an independent refiner and marketer of refined petroleum products in the Eagle Ford Shale.  Blue Dolphin’s primary business is refinery operations at the 15,000 barrel per day Nixon Facility, which includes the refining of crude oil and condensate into marketable finished and intermediate products, as well as petroleum storage and terminaling. Blue Dolphin also owns and operates pipeline assets and has leasehold interests in oil and gas properties. For additional information, visit Blue Dolphin's corporate website at http://www.blue-dolphin-energy.com.

Contact:
Jonathan P. Carroll
Chief Executive Officer and President
713-568-4725

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to: dangers inherent in oil and gas operations that could cause disruptions and expose us to potentially significant losses, costs or liabilities and reduce our liquidity; geographic concentration of our assets, which creates a significant exposure to the risks of the regional economy; competition from companies having greater financial and other resources; laws and regulations regarding personnel and process safety, as well as environmental, health and safety, for which failure to comply may result in substantial fines, criminal sanctions, permit revocations, injunctions, facility shutdowns and/or significant capital expenditures; insurance coverage that may be inadequate or expensive; related party transactions with LEH and its affiliates, which may cause conflicts of interest; loss of executive officers or key employees, as well as a shortage of skilled labor or disruptions in our labor force, which may make it difficult to maintain productivity; our dependence on Lazarus Energy Holdings, LLC (“LEH”) for financing and management of our property and the property of our subsidiaries; capital needs for which our internally generated cash flows and other sources of liquidity may not be adequate; our ability to use net operating loss carryforwards, which are subject to limitation, to offset future taxable income for U.S. federal income tax purposes, and other factors set forth under the heading “Risk Factors” in Part I, Item 1A of Blue Dolphin’s previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Blue Dolphin undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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